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                                                                   EXHIBIT 23.13


                   [BARRY S. FISHMAN & ASSOCIATES LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated December 21, 1998, with respect to the financial statements of Ravensworth Associates Limited Partnership for the years ended December 31, 1997 and December 31, 1996, in the Registration Statement Form S-4 of AIMCO Properties, L.P.



                   /s/ BARRY S. FISHMAN & ASSOCIATES, CHARTERED


Bethesda, Maryland
March 10, 1999